CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Polaris Acquisition Corp.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 28, 2007, on the financial statements of Polaris Acquisition Corp. as of August 14, 2007 and for the period from June 18, 2007 (inception) to August 14, 2007, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 28, 2007